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                UNITED STATES SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549


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                                    FORM 8-K

                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



                                OCTOBER 29, 1997
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                        (Date of earliest event reported)



                          Commission file number 1-8533



                             DRS TECHNOLOGIES, INC.
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             (Exact name of registrant as specified in its charter)



               DELAWARE                                         13-2632319
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    (State or other jurisdiction of                          (I.R.S. Employer
     incorporation or organization)                         Identification No.)



  5 SYLVAN WAY, PARSIPPANY, NEW JERSEY                              07054
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(Address of principal executive offices)                         (Zip Code)



                                 (973) 898-1500
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              (Registrant's telephone number, including area code)

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ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS

         On October 29, 1997 (the "Closing Date"), DRS Technologies, Inc. ("the Company") acquired, through certain of its subsidiaries, the assets of the Applied Systems Division of Spar Aerospace Limited ("Spar"), a Canadian corporation, and 100% of the stock of Spar Aerospace (UK) Limited, incorporated under the laws of England and Wales (the "Acquisition"), pursuant to a Purchase Agreement (the "Agreement") dated as of September 19, 1997, between DRS Technologies, Inc., a Delaware corporation, and Spar. The Company paid approximately $29 million in cash for the Acquisition.

         Headquartered in Kanata, Ontario, Canada, and now operating under the name DRS Flight Safety and Communications, Spar Applied Systems Division has been an international provider of aviation and defense systems for over 30 years. It designs, manufactures and markets sophisticated flight safety systems, naval communications systems and other advanced electronics for government and commercial customers around the world. It also provides custom manufacturing services for complex electronic assemblies and systems. DRS Flight Safety and Communications leases a 70,000 square-foot building in Kanata, Ontario, Canada that houses its executive offices and principal engineering facilities, as well as a 5,600 square-foot production facility in Hayes, Middlesex, United Kingdom. It also owns a 131,000 square-foot production facility in Carleton Place, Ontario. DRS Flight Safety and Communications currently employs approximately 360 people.

         The Acquisition will be accounted for using the purchase method of accounting. Reference is made to Item 7 for additional information.

         In connection with the Acquisition, the Company entered into a $60 million secured credit facility with Mellon Bank, N.A., consisting of a $20 million term loan (the "Term Loan") and a $40 million revolving line of credit (the "Line of Credit"). This facility expires on March 31, 2003 and replaces the Company's existing $15 million unsecured revolving line of credit and $5 million secured equipment line of credit/term loan facility. The Term Loan was used to finance a portion of the Acquisition. The Line of Credit was used to finance the remaining balance due in connection with the Acquisition and to repay outstanding borrowings on the $15 million unsecured revolving line of credit and the $5 million secured equipment line of credit/term loan facility. The Line of Credit is available for working capital, general corporate purposes and acquisitions.



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ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

         (a) Financial Statements*:

               As it is impracticable to provide the required financial statements for DRS Flight Safety and Communications with this report on Form 8-K, such financial statements will be filed by amendment to Form 8-K as soon as practicable, but not later than 60 days after the filing of this report.

         (b) Pro Forma Financial Information*:

               1. Unaudited pro forma condensed consolidated balance sheet of DRS Technologies, Inc. and subsidiaries and DRS Flight Safety and Communications as of September 30, 1997.

               2. Unaudited pro forma condensed consolidated statements of earnings of DRS Technologies, Inc. and subsidiaries and DRS Flight Safety and Communications for the fiscal year ended March 31, 1997 and the six-month period ended September 30, 1997.

         (c) Exhibits:

               1. Purchase Agreement, dated as of September 19, 1997, between DRS Technologies, Inc. and Spar Aerospace Limited.

               2. Revolving Credit Loan and Term Loan Agreement, dated as of October 29, 1997, by and among DRS Technologies, Inc., DRS Technologies Canada Company/Compagnie DRS Technologies Canada, DRS Technologies Canada, Inc. and Mellon Bank, N.A.

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* To be filed by amendment



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                                   SIGNATURES


      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                          DRS TECHNOLOGIES, INC.
                                             Registrant


Date: November 13, 1997                   /s/ NANCY R. PITEK
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                                          Nancy R. Pitek
                                          Vice President, Finance and Treasurer